As Filed with the Securities and Exchange Commission on December 3, 1999.
                                                     Registration No. 333-77737


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                       ----------------------------------



                         LEISURE TIME CASINOS & RESORTS,
                                      INC.
                          (Exact name of registrant as
                            specified in its charter)





         Colorado                            7980                 34-1763271
----------------------------    ----------------------------  ------------------
(State or other jurisdiction    (Primary Standard Industrial  (I.R.S. Employer
     of incorporation or         Classification Code Number)  Identification No.
       organization)


                            4258 Communications Drive
                             Norcross, Georgia 30093
                                 (770) 923-9900
                       ---------------------------------
                       (Address, including zip code, and
                        telephone number, including area
                         code, of Registrant's principal
                               executive offices)



                                 ALAN N. JOHNSON
                            4258 Communications Drive
                             Norcross, Georgia 30093
                                 (770) 923-9900
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 With Copies to:

     Thomas S. Smith, Esq.               Robert W. Walter, Esq.
     Smith McCullough, P.C.              Stacey L. Bowers, Esq.
     4643 South Ulster Street            Berliner Zisser Walter & Gallegos, P.C.
     Suite 900                           1700 Lincoln Street, Suite 4700
     Denver, Colorado 80237              Denver, Colorado 80203
    (303) 221-6000                       (303) 830-1700

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Leisure Time Casinos & Resorts, Inc. ("Registrant") is to de-register Registrant's shares of common stock that were not sold in Registrant's offering pursuant to Registration Statement No. 333-77737. After the effective time of Registrant's Registration Statement, Registrant and Schneider Securities, Inc., the Representative of the underwriters, agreed to reduce the number of shares of Registrant's common stock being offered in the primary offering from 750,000 shares to 700,000 shares. As a result, Registrant hereby de-registers 50,000 shares of Registrant's common stock that were not sold in the primary offering. Further, as a result of the reduction in the number of shares sold in the primary offering, the number of shares of Registrant's common stock underlying the Representative's warrant was reduced from 75,000 shares to 70,000 shares. Accordingly, Registrant hereby de-registers 5,000 shares of Registrant's common stock that were originally registered for issuance upon exercise of the Warrant to be issued to the Representative. Further, the underwriters did not exercise their over-allotment option. Accordingly, Registrant hereby de-registers 112,500 shares of Registrant's common stock that were registered for issuance upon exercise of the underwriter's over-allotment option.

     In summary, Registrant hereby de-registers a total of 167,500 shares of common stock that were registered pursuant to Registration Statement No. 333-77737.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Avon, State of Ohio on December 2, 1999.

                          LEISURE TIME CASINOS & RESORTS, INC.



                          By:/s/Alan N. Johnson
                          ---------------------------------------------
                               Alan N. Johnson, President and
                               Chief Executive Officer



                          By:/s/Eric R. Dey
                          ---------------------------------------------
                               Eric R. Dey, Chief Financial Officer and
                               Principal Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                           Title                Date
--------------------                ---------------   ------------------

/s/Gerald J. Boyle*                  Director         December 2, 1999
--------------------
   Gerald J. Boyle

/s/Lester E. Bullock*
--------------------
   Lester E. Bullock                 Director         December 2, 1999

/s/Alan N. Johnson
--------------------
   Alan N. Johnson                   Director         December 2, 1999

/s/Elden W. Rance
--------------------
   Elden W. Rance                    Director         December 2, 1999

/s/ Richard D. Sly*
--------------------
    Richard D. Sly                   Director         December 2, 1999

*By/s/Alan N. Johnson
--------------------
      Alan N. Johnson,                                December 2, 1999
      Attorney-in-Fact